Exhibit 99.1

NANOPHASE ANNOUNCES APPOINTMENT OF GEORGE VINCENT TO BOARD OF DIRECTORS

Romeoville, IL, November 12, 2007 – Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced that Mr. George Vincent has been appointed as an independent director to Nanophase’s board effective November 6, 2007. Mr. Vincent’s appointment brings Nanophase’s board to eight directors, six of whom are independent directors. Nanophase’s directors and brief biographies are available on the Company’s website.

Mr. Vincent is Chairman and Commercial Development Officer of The HallStar Company, the parent company of several businesses involved with chemical innovations, manufacturing and distribution (he recently stepped down after serving as CEO for twenty years). The Company, headquartered in Chicago, specializes in material science and markets its products worldwide. Mr. Vincent currently serves as Chairman of the Illinois Manufacturers’ Association. In the recent past, he served as a Director of the American Chemistry Council. He is also a past President of the Chemical Educational Foundation and a past Chairman of the Chemical Industry Council of Illinois. Mr. Vincent has worked in the chemical industry for thirty-five years with General Electric Company, FMC Corporation and The HallStar Company.

“We are excited and pleased that George has agreed to join our board”, stated Joseph Cross, Nanophase’s president and CEO. “George has years of marketing and sales experience in the chemical industry and will be able to provide invaluable advice and guidance to the Company toward our primary goal of achieving consistent material revenue growth.”

“I am very excited to be associated with the superior technology and seasoned management team at Nanophase”, stated Mr. Vincent. “I believe the future is bright indeed.”

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 48 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.

This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10Q filed November 9, 2007, and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.